Exhibit (c)(3)

Notice The accompanying material was compiled on a confidential basis for use by the Special Committee of the Board of Directors in evaluating the proposed transaction described herein. The material is not intended to provide the sole basis for evaluating the transaction, does not purport to contain all information that may be required and should not be considered a recommendation with respect to the transaction. Nothing contained in the accompanying material is to be relied upon as a promise or representation as to the past or the future. Greene Holcomb & Fisher LLC (“GH&F”) undertakes no obligation to update or revise the accompanying material. It should be understood that certain financial and market information, estimates, valuations and projections contained in the accompanying material were prepared or derived from information supplied by the Company and public sources without the assumption by GH&F or responsibility for any independent verification thereof. Accordingly, neither GH&F nor any of its officers, directors, employees, affiliates, advisors, agents, members or representatives warrant the accuracy or completeness of any such information, including, without limitation, the accuracy or achievability of any such valuations, estimates and projections. Actual results may vary from these valuations, estimates and projections and any variations may be material.

Table of Contents Section Background of Transaction Transaction Overview Summary of Due Diligence Procedures Lake Public Market Overview Summary Valuation Analysis Appendices Premium Analysis Detail Discounted Cash Flow Analysis Detail Comparable Public Company Analysis Detail Comparable Transactions Analysis Detail Tab I II III IV V A B C D

Section I Background of Transaction

Page 4 Background of the Transaction Lake Headquartered in Saint Paul, Minnesota, Lake is the nation's largest retail network of stores for hunting, fishing, camping, marine, and outdoor lifestyle apparel and footwear, products and services. Lake is also the parent company of a leading catalog and Internet-based retailer of products for boating and other water sports enthusiasts. Role of GH&F Greene Holcomb & Fisher LLC has been retained by the Special Committee of the Company’s Board of Directors as a financial advisor and potentially to render an opinion as to the fairness, from a financial point of view, of the price per share to be received by (i) holders of common stock who would receive cash in lieu of fractional shares in connection with the contemplated reverse stock split and (ii) holders of common stock who will receive a cash offer for their shares. Company Overview

Page 5 Background of the Transaction Lake has been a public company since April 2004. In March 2008, the Company engaged Lazard Middle Market as its investment banker to assist the Company in evaluating going-private transactions, a potential sale of the Company and the potential acquisition of other companies or businesses. In April 2008, after reviewing various alternatives, the Company’s Board of Directors directed Lazard to run a process designed to arrange a going-private transaction financed by a third party to purchase shares of the Company not owned by either (i) Gratco, David Pratt, and the David C. Pratt Irrevocable Grantor Retained Annuity Trust (collectively, the “Gratco Group”), or (ii) Holiday Stationstores (“Holiday”), certain members of the Erickson family and trusts for the benefit of certain members of the Erickson family (collectively, the Holiday Group”). According to the Company, such shareholders own over 70% of the Company’s outstanding stock. At the same time, the Board of Directors formed a Special Committee to oversee and evaluate the exploratory process being undertaken by Lazard and to determine whether to proceed with any transaction. In June 2008, the Special Committee engaged GH&F as its financial advisor. Between April and October 2008, Lazard contacted over 100 potential investors in the Company. On October 29, 2008, Lazard delivered a written summary of the process to the members of the Company’s Board of Directors, and confirmed that none of the third parties had expressed a firm interest in participating in a going-private transaction with respect to the Company.

Page 6 Background of the Transaction Between November 2008 and March 2009, the Company continued to work with its outside legal advisor, Faegre & Benson, to identify a structure to cease being a public company without the participation of an unaffiliated third party. As a result of this work, the Company identified a potential structure for a going-private transaction in the form of a reverse stock split followed by the cancellation of shares in exchange for payment of fair value as set forth in the Minnesota Business Corporation Act. To avoid a breach of covenants of the Company’s senior credit facility, the potential structure required that the payments would not be made by the Company. In April 2009, in a conversation with GH&F and the chairman of the Special Committee, David Pratt indicated that (i) the Gratco Group would be willing, if so requested by the Special Committee, to provide funding for a going-private transaction and (ii) the Gratco Group was not interested in selling its ownership positions in the Company. In April 2009, in a separate conversation with GH&F and the chairman of the Special Committee, Ron Erickson indicated (i) Holiday Group would be willing, if so requested by the Special Committee, to provide funding for a going-private transaction and (ii) the Holiday Group was not interested in selling its ownership positions in the Company.

Page 7 Background of the Transaction On April 24, 2009, Mr. Pratt conveyed the Gratco Group’s willingness to provide funding, if so requested, for a going private transaction which included a 1-for-20,000 share ratio followed by a cancellation of all fractional shares less than one whole share at a per share price of $3.20. Mr. Pratt indicated that his willingness to provide funding would include cooperation by the Company with the trading of the common stock on the limited information tier of the Pink Sheets for six months following completion of the reverse stock split. In response to concerns expressed by the Special Committee about Mr. Pratt’s proposed structure and price, Mr. Pratt indicated on May 7, 2009, that, if so requested, Mr. Pratt would be willing to fund a price of $3.40 per share including a structure that included an offer to purchase shares held by shareholders (other the Gratco Group and the Holiday Group) remaining after the reverse stock split at the same price. On June 1, 2009, the Special Committee communicated its view that the $3.40 was not acceptable given the disparity between the offer and the current trading price of the Company’s common stock. There were no discussion or negotiations between the Special Committee and the Gratco Group or Holiday Group regarding the going-private transaction between June and September 2009. On September 1, 2009, the Company announced its financial results for the second quarter of its fiscal year 2009. Later in September 2009, Mr. Pratt reinitiated discussions with the Special Committee, and the Company provided its most recent financial results and an updated forecast to GH&F.

Page 8 Background of the Transaction On September 17, 2009, Mr. Pratt conveyed to the chairman of the Special Committee and representatives of GH&F and King and Spalding that the Gratco Group would, if so requested, be willing to pay $4.20 per share in connection with the reverse stock split. On September 22, 2009, at the direction of the Special Committee, representatives of GH&F met separately with each of Mr. Pratt and Mr. Erickson to communicate the Special Committee’s dissatisfaction with the $4.20 price per share and to suggest a price per share of $5.75. On September 24, 2009, Mr. Erickson communicated to GH&F the willingness of the Holiday Group, if so requested, to provide funding for a going-private transaction at $5.00 per share. GH&F shared this information with Mr. Pratt, and on September 25, 2009, Mr. Pratt communicated the Gratco Groups’ willingness, if so requested, to provide funding for a going-private transaction at a price of $5.00 per share. On September 26, 2009, at the direction of the Special Committee, representatives of GH&F spoke separately with each of Mr. Pratt and Mr. Erickson to communicate the Special Committee’s dissatisfaction with the $5.00 price per share and to suggest a price per share of $5.40 per share. Mr. Pratt and Mr. Erickson communicated to GH&F their willingness, if so requested, to provide funding for a going-private transaction at $5.15 per share.

Section II Transaction Overview

Page 10 Transaction Overview The Company is considering a 1 for 30,000 reverse stock split (the “Reverse Split”), which will then be immediately followed by a 30,000 for 1 forward stock split. As a result of the reverse-forward stock split (the “Reverse/Forward Split”), (a) each shareholder owning less than 30,000 shares of the Company’s common stock before the split (a “Cashed-Out Holder”) will receive $5.15 in cash for each of such shareholder’s pre-split shares (the “Cancellation Price”), and (b) each share of the Company’s common stock held by a shareholder owning more than 30,000 shares before the split (a “Remaining Holder”) will continue to represent one share of the Company’s common stock. In connection with the Reverse/Forward Split, we understand that under a Funding and Indemnification Agreement (the “Agreement”) with the Company, certain shareholders of the Company (the “Funding Shareholders”) have agreed to offer to purchase (the “Offer to Purchase,” and together with the Reverse/Forward Split, the “Transaction”) at a price per share equal to the Cancellation Price all shares of the Company’s common stock that remain outstanding and are held by the remaining shareholders other than the Funding Shareholders and certain other shareholders identified in the Funding Agreement (the “Remaining Holders”). In addition, under the Agreement, the Funding Shareholders have agreed to be responsible for the Company’s obligations to pay for fractional shares in the Reverse Split, to undertake certain indemnification obligations with respect to the Transaction, and to make payments for the Company in the event the Company is required to pay current or former shareholders any amounts in excess of the Cancellation Price. Summary of Proposed Transaction

Page 11 Management Rationale Management Rationale The Company is unable to realize benefits of a public company at current market value: Limited current research coverage – only one firm, DA Davidson, currently provides research coverage on the Company Limited interest from institutional investors Unlikely to acquire other businesses using stock as consideration Lack of significant access to public capital markets to raise money Lack of appreciable enhancement in Company image as a result of public reporting company status Lack of significant liquidity in the public markets for current shareholders Transaction Overview

Page 12 Management Rationale Management Rationale (continued) The Transaction would provide benefits for the Company and its shareholders: Cashed-Out Holders and Remaining Holders would receive liquidity The Company would gain greater operational flexibility by being able to focus on long-term growth without undue emphasis on short-term fluctuations in the Company’s stock price The Company would be able to better control the dissemination of certain business information which is currently disclosed in reports and available to third parties, including competitors The Company would be able to eliminate certain costs, including out-of-pocket costs and use of employee time and resources, associated with the Company’s compliance with the SEC public reporting requirements (including compliance with Sarbanes-Oxley) and Nasdaq costs The Company would expect to reduce liability exposure of directors and officers and corresponding insurance costs to levels more suitable to the Company’s business Transaction Overview

Section III Summary of Due Diligence Procedures

Page 14 Summary of Due Diligence Procedures Visit to the Company’s headquarters in St. Paul, Minnesota. Meetings/conference calls with David Pratt, the Company’s CEO, Bob Vold, the Company’s CFO, Michael Owens, the Company’s Executive Vice President and Chief Financial Officer, and Eric Jacobson, the Company’s General Counsel, to discuss the Company’s business, operations, historical and projected financial results and future prospects, the Company’s current financing position and arrangements, the Transaction and alternative transactions available to the Company, and other matters deemed relevant to our analysis. Meetings/conference calls with the Special Committee, the Special Committee’s legal counsel (King & Spalding) and the Company’s legal counsel (Faegre & Benson). Among other things, reviewed the following: Annual reports on Form 10-K for the three fiscal years ended January 31, 2009 and Annual Report on Form 10-K/A for year ended January 31, 2009 Quarterly Report on Form 10-Q for the three-month periods ended May 2, 2009 and August 1, 2009 Proxy statement dated May 13, 2008 Draft projected unaudited financial results for the seven months ended August 29, 2009 Financial projections for the five years ending January, 2015, as prepared and provided to us by the Company’s management Certain trading characteristics of the Company’s Common Stock Estimates of annual cost savings from the elimination of SEC-reporting public company status provided by the Company’s management Recent press releases Lake Due Diligence

Section IV Lake Public Market Overview

Page 16 Lake Public Market Overview Company Snapshot (1) Options calculated using the treasury stock method; currently < 50,000 shares. (2) Fiscal year ending January 30, 2010 used in place of Calendar year end. (3) Assumes net debt of $309.0 million based on average debt and cash for FY 2009 based on quarterly actual results and estimates provided by Company. Summary Trading Statistics Estimates Summary - ($ in millions) (2) Project Lake GMTN LTM (3) 2009E Street 2009E MGMT Current Stock Price as of September 25, 2009 $3.82 Revenue $1,078.1 $1,102.2 $1,079.5 1 Week Prior $3.91 Adjusted EBITDA $44.7 $39.7 $49.3 4 Weeks Prior $5.41 3 Months Prior $6.42 6 Months Prior $3.00 Fully Diluted Valuation Summary 12 Months Prior $3.49 LTM 2009E Street 2009E MGMT Fully Diluted Company Value/Revenue 0.4x 0.4x 0.4x In the last 52 weeks, the stock has closed at: Fully Diluted Company Value/EBITDA 9.0x 10.1x 8.1x A closing price high of: $6.42 A closing price low of: $1.00 Current stock price as a % of 52 week high 59.5% Fully Diluted Summary Capitalization ($ in millions) (1) Common Shares Outstanding (millions) 24.2 Common Stock Equivalents as of September 25, 2009 (millions) NM Fully Diluted Share Count 24.2 Current Stock Price as of September 25, 2009 $3.82 Fully Diluted Market Capitalization $92.4 Plus: Debt (3) 310.5 Less: Cash and Marketable Securities (3) 1.5 Fully Diluted Company Value $401.4

Page 17 Lake Sporting Goods Retailers NASDAQ Composite 3.5% 2.9% 9.5% 1-Year Relative Price Performance (1) Sporting Goods Retailers Index: BGFV, CAB, DKS, GOLF, HIBB. (1) As of September 24, 2009. Lake Public Market Overview 0 20 40 60 80 100 120 140 160 180 200 Sep-08 Oct-08 Nov-08 Dec-08 Jan-09 Feb-09 Mar-09 Apr-09 May-09 Jun-09 Jul-09 Aug-09

Page 18 Lake Sporting Goods Retailers NASDAQ Composite 4.1% 7.2% 30.5% 1-Month Relative Price Performance (1) Sporting Goods Retailers Index: BGFV, CAB, DKS, GOLF, HIBB. (1) As of September 24, 2009. Lake Public Market Overview 9/1: Second Quarter Earnings Results Announced 65 70 75 80 85 90 95 100 105 110 8/26/09 8/28/09 9/1/09 9/3/09 9/8/09 9/10/09 9/14/09 9/16/09 9/18/09 9/22/09 9/24/09

Page 19 1-Year Closing Price Analysis (1) (1) As of September 25, 2009. Lake Public Market Overview 23.1% 16.3% 11.4% 7.9% 41.1% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 40.0% 45.0% 50.0% $1.00 - $2.00 $2.01 - $3.00 $3.01 - $4.00 $4.01 - $5.00 $5.01 - $6.42 Share Price Range Percentage of Total Volume

Page 20 1-Month Closing Price Analysis (1) (1) As of September 25, 2009. Lake Public Market Overview 0.0% 0.0% 45.4% 47.1% 7.5% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% 90.0% 100.0% $1.00 - $2.00 $2.01 - $3.00 $3.01 - $4.00 $4.01 - $5.00 $5.01 - $6.42 Share Price Range Percentage of Total Volume

Page 21 1-Year Price Volume Analysis (1) (1) As of September 25, 2009. 11/13: Third Quarter Earnings Results Announced 2/17: Fourth Quarter Earnings Results Announced 6/3: First Quarter Earnings Results Announced 9/1: Second Quarter Earnings Results Announced Lake Public Market Overview $0.00 $1.00 $2.00 $3.00 $4.00 $5.00 $6.00 $7.00 Sep-09 Aug-09 Jul-09 May-09 Apr-09 Feb-09 Jan-09 Dec-08 Oct-08 Stock Price 0 100 200 300 400 500 600 700 800 900 Volume (000's)

Page 22 1-Month Price Volume Analysis (1) (1) As of September 25, 2009. Lake Public Market Overview 9/1: Second Quarter Earnings Results Announced 16.0 28.5 36.8 55.8 33.9 41.9 23.4 49.3 91.6 282.1 50.4 84.9 125.8 42.6 0.0 50.4 20.3 80.4 187.7 36.2 18.4 19.2 31.7 $0.00 $1.00 $2.00 $3.00 $4.00 $5.00 $6.00 9/25/09 9/24/09 9/23/09 9/22/09 9/21/09 9/18/09 9/17/09 9/16/09 9/15/09 9/14/09 9/11/09 9/10/09 9/9/09 9/8/09 9/7/09 9/4/09 9/3/09 9/2/09 9/1/09 8/31/09 8/28/09 8/27/09 8/26/09 Stock Price 0 50 100 150 200 250 300 Volume (000's) c

Page 23 1-Year Short Interest Price Volume Analysis Lake Public Market Overview Source: Capital IQ. Lake Stock Price, Volume and Short Interest from 9/15/08 to 9/15/09 0 500 1,000 1,500 2,000 2,500 3,000 Sep-09 Aug-09 Jul-09 Jun-09 May-09 Apr-09 Mar-09 Feb-09 Jan-09 Dec-08 Oct-08 Sep-08 Volume and Short Interest (000's) $0.00 $1.00 $2.00 $3.00 $4.00 $5.00 $6.00 $7.00 Stock Price Volume Price Short Interest

Section V Summary Valuation Analysis

Summary Valuation Analysis Lake Summary Valuation Lake Company Value Snapshot Fully Diluted Summary Capitalization ($ mm) Current Price Offered Cancellation Price Common Shares Outstanding (millions) 24.2 24.2 Common Stock Equivalents as of September 25, 2009 (millions) NM NM (1) Fully Diluted Share Count 24.2 24.2 Current Stock Price as of September 25, 2009 $3.82 $5.15 Fully Diluted Market Capitalization $92.4 $124.6 Plus: Debt (2) $310.5 $310.5 Less: Cash (2) $1.5 $1.5 Fully Diluted Company Value $401.4 $433.6 Multiple Analysis ($ mm) Implied Multiple @ $5.15 Revenue LTM @ August 29, 2009 $1,078.1 0.4x Street FY 2009 Estimate $1,102.2 0.4x Management FY 2009 Forecast $1,079.5 0.4x EBITDA LTM @ August 29, 2009 $44.7 9.7x Street FY 2009 Estimate $39.7 10.9x Management FY 2009 Forecast $49.3 8.8x Premiums Analysis Average Premium Share Price @ $5.15 One Day $3.82 34.8% One Week Average $3.83 34.5% Average Starting September 1, 2009 (3) $4.04 27.5% Four Week Average $4.12 25.0% Page 25

Offered Cancellation Price: $5.15 Summary Valuation Analysis Lake Summary Valuation – Comparable Public Companies In $ millions, except per share data (1) Assumes net debt of $309.0 million based on average debt and cash for FY 2009 based on quarterly actuals and estimates provided by Company. $25.93 $26.31 $25.36 $25.93 $25.54 $25.23 Low 0.18x 0.18x 0.18x 4.55x 4.28x 4.15x 11.97x 0.18x 0.18x 0.18x 4.55x 4.28x 4.15x 11.97x Mean 0.50x 0.50x 0.47x 7.21x 6.96x 6.12x 18.03x 0.50x 0.50x 0.47x 7.21x 6.96x 6.12x 18.03x Median 0.46x 0.45x 0.43x 8.22x 7.49x 6.87x 19.66x 0.46x 0.45x 0.43x 8.22x 7.49x 6.87x 19.66x High 0.90x 0.89x 0.83x 8.71x 8.91x 7.76x 20.81x 0.90x 0.89x 0.83x 8.71x 8.91x 7.76x 20.81x Offered Cancellation Price Implied Multiple 0.40x 0.39x 0.38x 9.70x 10.92x 7.72x NEG 0.40x 0.40x 0.38x 9.70x 8.79x 5.99x NEG Company Statistic $1,078.1 $1,102.2 $1,144.7 $44.7 $39.7 $56.2 ($6.4) $1,078.1 $1,079.5 $1,140.8 $44.7 $49.3 $72.4 ($6.4) ($5.52) Comp. Companies - Street Estimates (1) ($2.44) ($0.35) ($4.05) $0.55 $7.67 $7.20 $7.51 $1.25 ($3.13) $1.85 $3.68 $7.74 $7.61 $7.51 $12.98 $5.53 $1.43 $2.41 $9.45 $9.26 $9.43 $1.44 $12.08 $2.41 $9.53 $9.71 $9.43 $13.86 $7.72 $2.50 $12.97 $12.82 $13.13 $12.11 $8.46 ($0.48) $0.55 $13.30 $13.13 $5.39 ($5.51) ($3.17) $10.30 $3.33 ($3.17) ($1.34) $5.92 ($10.00) ($5.00) $0.00 $5.00 $10.00 $15.00 LTM Revenue 2009 Revenue 2010 Revenue LTM EBITDA 2009 EBITDA 2010 EBITDA LTM Earnings LTM Revenue 2009 Revenue 2010 Revenue LTM EBITDA 2009 EBITDA 2010 EBITDA LTM Earnings ($10.00) ($5.00) $0.00 $5.00 $10.00 $15.00 $5.24 ($4.87) ($5.20) ($5.51) ($4.53) ($4.47) ($4.77) ($4.87) ($4.70) ($4.50) ($4.77) ($5.20) ($4.36) ($4.36) ($5.75) $3.18 $1.85 $3.33 $3.33 Comparable Companies - Management Estimates (1) $2.25 Page 26

Summary Valuation Analysis Lake Summary Valuation –M&A and DCF In $ millions, except per share data Offered Cancellation Price: $5.15 (1) Assumes net debt of $309.0 million based on average debt and cash for FY 2009 based on quarterly actuals and estimates provided by Company. $65.33 Low 0.19x 4.74x Mean 0.72x 8.82x Median 0.63x 8.64x High 1.85x 12.51x Offered Cancellation Price Implied Multiple 0.40x 9.70x Company Statistic $1,078.1 $44.7 DCF ($4.41) ($4.01) $2.75 $10.19 $8.20 ($10.00) ($7.50) ($5.00) ($2.50) $0.00 $2.50 $5.00 $7.50 $10.00 $12.50 $15.00 $17.50 $20.00 LTM Revenue LTM EBITDA 17-21% Discount ($5.00) ($2.50) $0.00 $2.50 $5.00 $7.50 $10.00 $12.50 $15.00 $17.50 $20.00 M&A (1) EBITDA Mult. Range 6.5x - 8.5x $3.53 $3.45 ($4.41) $3.19 $5.28 $18.62 $15.08 Page 27

Summary Valuation Analysis Lake Summary Valuation – Trading Range and Premiums In $ millions, except per share data Offered Cancellation Price: $5.15 $21.59 $15.90 $47.14 Low -9.1% -9.6% -10.8% -10.8% -26.7% -43.6% -40.1% Mean 51.8% 52.6% 49.8% 49.8% 69.6% 68.1% 78.1% Median 37.5% 38.0% 37.5% 37.5% 41.6% 38.7% 42.5% High 216.7% 219.7% 219.1% 219.1% 465.2% 306.7% 771.4% Offered Cancellation Price Implied Multiple 34.8% 34.5% 27.5% 25.0% 34.8% 31.7% -4.8% Company Statistic $3.82 $3.83 $4.04 $4.12 $3.82 $3.91 $5.41 Trading Range $3.79 $3.79 $3.60 $2.75 $3.47 $3.46 $3.68 $2.80 $2.21 $3.24 $5.62 $6.42 $6.42 ($5.00) ($2.50) $0.00 $2.50 $5.00 $7.50 $10.00 $12.50 $15.00 One Month Three Month Six Month One Day One Week - Average Average Starting 9/1/09 Four Week - Average One Day One Week - Point in Time Four Week - Point in Time ($5.00) ($2.50) $0.00 $2.50 $5.00 $7.50 $10.00 $12.50 $15.00 Premiums - Reverse Split Closing Price Trading Range $5.25 $5.80 $5.84 $5.66 $6.17 $9.63 $6.48 $5.41 Premiums - M&A $6.57 $5.42 $7.71 $5.28 $3.21 $3.14 $12.10 $12.24 $5.56 $6.05 $12.89 $13.14 Page 28

Appendix A Comparable Public Company Analysis Detail

The Comparable Public Company Analysis reviews securities of publicly-traded companies deemed comparable to the Company’s business. It is generally accepted that share pricing in the public market reflects the value of a minority interest and does not reflect any control premium. Further, share pricing in the public market incorporates a wide range of factors including general economic conditions, interest rates, inflation and investor perceptions. The analysis focused on publicly-traded companies with the following SIC codes: 4941 Sporting Goods and Bicycle Shops; and 4940 Miscellaneous Shopping Goods Stores. Market capitalizations between $15 million and $3.5 billion. Companies which Greene Holcomb & Fisher deemed similar to the Company’s business. The search yielded the following 5 companies: Comparable Public Company Analysis Big 5 Sporting Goods Corp. Cabela’s Inc. Dick’s Sporting Goods Inc. Golfsmith International Holdings Inc. Hibbett Sports, Inc. Appendix A Page 30

Page 31 Appendix A (1) Total shares outstanding calculated using the treasury stock method to incorporate outstanding options and warrants. (2) Assumes net debt of $309.0 million based on average debt and cash for FY 2009 based on quarterly actuals and estimates provided by Company. Comparable Public Company Analysis (1,2) ($ in millions - except per share data) 09/25/09 LTM CY 09E CY 10P LTM CY 09E CY 10P LTM CY 09E CY 10P Big 5 Sporting Goods Corp. $14.98 $322 $397 0.46x 0.45x 0.43x 8.51x 7.49x 6.87x 20.81x 16.64x 14.69x Cabela's Inc. $13.05 $878 $920 0.36x 0.36x 0.35x 4.55x 4.28x 4.26x 11.97x 11.25x 10.88x Dick's Sporting Goods Inc. $21.97 $2,632 $2,610 0.62x 0.61x 0.57x 8.22x 8.34x 7.55x 19.97x 20.34x 18.01x Golfsmith International Holdings Inc. $2.55 $40 $63 0.18x 0.18x 0.18x 6.06x 5.80x 4.15x NEG NM 13.42x Hibbett Sports, Inc. $18.25 $525 $510 0.90x 0.89x 0.83x 8.71x 8.91x 7.76x 19.35x 20.05x 16.90x Low 0.18x 0.18x 0.18x 4.55x 4.28x 4.15x 11.97x 11.25x 10.88x Mean 0.50x 0.50x 0.47x 7.21x 6.96x 6.12x 18.03x 17.07x 14.78x Median 0.46x 0.45x 0.43x 8.22x 7.49x 6.87x 19.66x 18.35x 14.69x High 0.90x 0.89x 0.83x 8.71x 8.91x 7.76x 20.81x 20.34x 18.01x Lake (Street) $3.82 $92 $401 0.37x 0.36x 0.35x 8.98x 10.11x 7.14x NEG NEG 10.91x Lake (Management) 0.37x 0.37x 0.35x 8.98x 8.14x 5.54x NEG 13.96x NA Price / Earnings Company Value / EBITDA Company Value Company Value / Revenue Company Closing Price @ Market Cap

Page 32 Comparable Public Company Analysis Appendix A ($ in millions - except per share data) LTM CY 09E CY 10P LTM CY 09E CY 10P LTM CY 09E CY 10P Big 5 Sporting Goods Corp. (1) $869 $884 $912 $47 $53 $58 $0.72 $0.90 $1.02 Cabela's Inc. (2) $2,580 $2,584 $2,601 $202 $215 $216 $1.09 $1.16 $1.20 Dick's Sporting Goods Inc. (3) $4,218 $4,275 $4,540 $318 $313 $346 $1.10 $1.08 $1.22 Golfsmith International Holdings Inc. (4) $353 $346 $357 $10 $11 $15 ($0.12) $0.01 $0.19 Hibbett Sports, Inc. (5) $569 $576 $614 $58 $57 $66 $0.94 $0.91 $1.08 Lake (Street) (6) $1,078 $1,102 $1,145 $45 $40 $56 ($0.26) ($0.04) $0.35 Lake (Management) (6) $1,078 $1,080 $1,141 $45 $49 $72 ($0.26) $0.27 NA (1) LTM as of 6/28/09; LTM EBITDA and earnings include $1.5 million charge due to company error in reporting of rent expense. (2) LTM as of 6/27/09; LTM EBITDA and earnings exclude $13.4 million in impairment charges. (3) LTM as of 8/1/09; LTM EBITDA and earnings exclude $216 million of impairment charges and gains on sale of assets. (4) LTM as of 7/4/09; LTM EBITDA and earnings exclude $887,000 of stock based compensation, pre-opening costs and restructuring charges. (5) LTM as of 8/1/09. (6) LTM as of 8/29/09. Source: LTM from company filings and CapIQ; estimates from Thomson Financial. EBITDA Company Revenue EPS

Page 33 Comparable Public Company Analysis Appendix A ($ in millions - except per share data) 5yr Gross EBIT EBITDA Big 5 Sporting Goods Corp. $3 $78 24.1% 23.0% 13.0% 32.7% 3.3% 5.4% Cabela's Inc. $481 $522 59.4% 4.7% 11.4% 39.4% 5.3% 7.8% Dick's Sporting Goods Inc. $51 $29 1.1% -0.9% 16.2% 27.6% 0.0% 7.5% Golfsmith International Holdings Inc. $6 $28 69.6% 55.7% 10.0% 33.6% 0.0% 2.9% Hibbett Sports, Inc. $16 $0 0.1% -2.9% 15.8% 32.5% 7.8% 10.3% Lake (1) $2 $310 335.9% 334.2% 12.0% 20.0% 0.7% 4.1% (1) Average debt and cash for FY 2009 based on quarterly actuals and estimates provided by Company. Company LTM Margins EPS Growth Debt Cash Debt/ Market Cap Net Debt/ Market Cap

Appendix B Comparable Transactions Analysis Detail

Page 35 Appendix B The Comparable Transactions Analysis encompasses a review of transactions involving acquired entities deemed comparable to the Company’s business. This analysis is based on information obtained from SEC filings, public company disclosures, press releases, industry and popular reports, databases and other sources. The analysis reviewed a group of transactions selected based on the following: Transactions where the target had one of the following SIC codes: 4941 Sporting Goods and Bicycle Shops; and 4940 Miscellaneous Shopping Goods Stores. Transaction value greater than $50 million and less than $3.5 billion; Public and private targets in which greater than 90% of the company was acquired; Transactions announced and closed between January 1, 2005 and September 25, 2009; Excludes repurchases, minority interests and hostile transactions; and Transactions which GH&F deemed similar to the proposed transaction. This search process yielded 21 transactions which satisfied the selection criteria. Comparable Transactions Analysis Detail

Page 36 Appendix B Comparable Transaction Analysis (1) (1) Per Capital IQ, SDC and public filings. (Dollars in Millions) Enterprise Value / Date Announced Date Effective Target Name Acquirer Name Value of Transaction Enterprise Value LTM Net Sales LTM EBITDA LTM EBITDA Margin LTM Net Sales LTM EBITDA 9/3/2008 10/15/2008 Hudson Group Dufry AG $770.7 $818.7 $666.0 $85.0 12.8% 1.2x 9.6x 8/14/2008 9/24/2008 Sleep Country Canada Income Fund Westerkirk Capital Inc., Others $311.5 $324.3 $345.5 $37.6 10.9% 0.9x 8.6x 12/6/2007 12/6/2007 Overton's, Inc. Gander Mountain Co. $70.0 $70.0 $93.5 $8.6 9.2% 0.7x 8.1x 11/26/2007 11/30/2007 Chick's Sporting Goods, Inc. Dick's Sporting Goods Inc. $74.2 $74.2 $126.7 NA NA 0.6x NA 9/17/2007 11/15/2007 Factory Card & Party Outlet Corp. Amscan Holdings Inc. $69.6 $69.1 $240.9 $7.2 3.0% 0.3x 9.7x 6/27/2007 10/9/2007 Guitar Center Inc. Bain Capital, LLC $2,093.4 $2,079.5 $2,093.7 $170.2 8.1% 1.0x 12.2x 3/20/2007 5/29/2007 Claire's Stores Inc. Apollo Management, Others $3,079.8 $2,738.9 $1,481.0 $315.3 21.3% 1.8x 8.7x 2/8/2007 3/16/2007 GNC Corp. Ares Private Equity, Teachers' Private Capital $1,469.3 $1,445.2 $1,487.1 $142.4 9.6% 1.0x 10.2x 11/13/2006 2/13/2007 Golf Galaxy, Inc. Dick's Sporting Goods Inc. $223.3 $213.5 $250.1 $19.1 7.7% 0.9x 11.2x 7/13/2006 10/26/2006 Petco Animal Supplies Inc. Leonard Green & Partners, Texas Pacific Group $1,828.3 $1,795.1 $2,037.5 $213.8 10.5% 0.9x 8.4x 5/9/2006 5/31/2006 ShopKo Stores Inc. Spirit Finance Corporation $1,116.9 $1,083.7 $3,068.5 $195.6 6.4% 0.4x 5.5x 1/22/2006 5/3/2006 Sports Authority Inc. Leonard Green & Partners, Green Equity Investors $1,424.5 $1,396.2 $2,482.0 $171.5 6.9% 0.6x 8.1x 1/18/2006 4/13/2006 Burlington Coat Factory Warehouse Bain Capital, LLC $2,070.3 $1,864.9 $3,351.4 $273.4 8.2% 0.6x 6.8x 10/29/2005 3/6/2006 Northern Department Store Group Bon-Ton Stores, Inc. $1,185.0 $1,185.0 $2,200.0 NA NA 0.5x NA 11/8/2005 2/14/2006 Linens 'n Things Apollo Management, L.P., Others $1,300.8 $1,263.1 $2,649.3 $149.9 5.7% 0.5x 8.4x 10/18/2005 12/28/2005 ShopKo Stores Inc. Sun Capital Partners, Inc., Others $1,130.4 $1,167.6 $3,068.5 $195.6 6.4% 0.4x 6.0x 10/27/2005 12/27/2005 Goody's Family Clothing Inc. Prentice Capital Management LP , GMM Capital $304.2 $235.3 $1,253.9 $24.2 1.9% 0.2x 9.7x 9/26/2005 12/23/2005 Party City Corp Amscan Holdings Inc. $360.7 $349.7 $503.9 $28.0 5.5% 0.7x 12.5x 4/17/2005 10/8/2005 Electronics Boutique Holdings Corp. GameStop Corp. $1,437.5 $1,262.2 $1,989.4 $116.8 5.9% 0.6x 10.8x 4/15/2005 10/4/2005 Brookstone Inc. Osim International Ltd., Others $440.5 $391.2 $501.7 $47.3 9.4% 0.8x 8.3x 1/9/2005 4/27/2005 Hollywood Entertainment Corp. Movie Gallery, Inc. $1,272.1 $1,078.3 $1,782.4 $227.5 12.8% 0.6x 4.7x Low $69.6 $69.1 $93.5 $7.2 1.9% 0.2x 4.7x Mean $1,049.2 $995.5 $1,508.2 $127.8 8.5% 0.7x 8.8x Median $1,130.4 $1,083.7 $1,487.1 $142.4 8.1% 0.6x 8.6x High $3,079.8 $2,738.9 $3,351.4 $315.3 21.3% 1.8x 12.5x

Appendix C Premium Analysis Detail

Appendix C GH&F performed a premium analysis on transactions in which target company performed a reverse split and subsequently de-registered shares under the Securities Exchange Act of 1934, as amended. The analysis examines the premiums represented by the payment per share of the transactions as compared to the average market prices of the targets over certain periods of time. This analysis is based on information obtained from SEC filings, public company disclosures, press releases, databases and other sources. The comparable transactions used in this analysis were selected based on the following: All industry types; and Deals completed between January 1, 2006 and September 25, 2009. This search yielded 31 transactions which satisfied the selection criteria. Premium Analysis Detail – Reverse Stock Splits, Going Private

Appendix C Premium Analysis Detail – Reverse Stock Splits Going Private (1) (1) Per Capital IQ, SDC and public filings. Split Mechanics Premium Over Average Price Announcement Effective Company Split Payment per Share One Day One Week Four Week 5/5/2009 6/29/2009 Callwave, Inc. 1:5,000 $1.15 43.8% 39.9% 55.8% 1/21/2009 3/30/2009 Renegy Holdings, Inc. 1:2,000 $0.74 89.7% 93.5% 114.5% 12/10/2008 3/20/2009 Grill Concepts, Inc. 1:35 $1.50 100.0% 71.2% 80.5% 9/29/2008 3/23/2009 The Middleton Doll Company 1:1,000 $0.50 117.4% 142.7% 141.7% 8/25/2008 2/20/2009 Computer Horizons Corp. 1:500 $0.30 -9.1% -9.6% -10.8% 7/17/2008 1/21/2009 Careguide, Inc. 1:50,000 $0.14 133.3% 100.0% 96.1% 6/30/2008 10/6/2008 Gouverneur Bancorp, Inc. 1:100 $10.00 24.1% 19.8% 17.4% 4/14/2008 8/20/2008 Peoples-Sidney Financial Corp. 1:600 $13.47 11.8% 11.8% 16.5% 2/29/2008 5/7/2008 First Bancorp of Indiana 1:300 $14.00 16.6% 16.0% 13.9% 1/2/2008 1/4/2008 Oregon Pacific Bancorp 1:500 $13.00 43.6% 43.6% 43.3% 12/21/2007 5/20/2008 Jaclyn Inc. 1:250 $10.21 70.2% 60.0% 56.9% 10/5/2007 2/7/2008 Magstar Technologies, Inc. 1:2,000 $0.43 41.7% 93.2% 58.9% 7/2/2007 11/13/2007 Citizens Financial Corp. 1:250 $7.25 10.9% 10.9% 11.9% 5/1/2007 12/6/2007 Harold's Stores, Inc. 1:1,000 $0.30 25.0% 33.9% -4.4% 2/21/2007 7/23/2007 Ohio State Bankshares 1:150 $95.00 1.7% 1.7% 1.7% 2/12/2007 8/13/2007 BNS Holding Inc. 1:200 $13.62 0.0% 0.1% 0.7% 1/8/2007 6/14/2007 K-Tel International, Inc. 1:5,000 $0.10 216.7% 216.7% 153.3% 10/16/2006 2/7/2007 Ergo Science Corp. 1:200 $2.10 200.0% 219.7% 219.1% 8/15/2006 1/10/2007 Pegasus Communications Corporation 1:100 $3.25 44.4% 41.2% 39.1% 6/1/2006 1/24/2006 Eupa International Corporation 1:7,999 $0.40 NM NM NM 5/16/2006 9/8/2006 Bactolac Pharmaceuticals 1:500 $4.00 11.1% 9.7% 9.3% 3/31/2006 8/30/2006 Mestek, Inc. 1:5,000 $15.24 21.8% 23.0% 20.5% 1/26/2006 12/4/2006 Home City Financial Corp. 1:210 $17.10 11.9% 12.9% 13.4% 1/24/2006 8/4/2006 Yadkin Valley Company 1:50 $78.00 39.3% 39.3% 39.3% 11/2/2005 1/19/2006 Collins Industries, Inc. 1:300 $7.70 14.0% 14.6% 13.9% 10/21/2005 1/10/2006 Sagient Research Systems Inc. 1:101 $0.12 33.3% 50.0% 76.5% 10/14/2005 3/13/2006 Major Automotive Companies, Inc. 1:1,000 $1.90 35.7% 43.7% 33.9% 10/7/2005 3/30/2006 ITEC Attractions Inc. 1:381,426 $0.27 11.1% 11.2% 11.5% 9/16/2005 3/15/2006 PVC Container Corp 1:2,000 $2.39 99.2% 94.3% 96.1% 8/29/2005 2/15/2006 Hia Inc. 1:45,000 $0.60 39.5% 36.4% 37.9% 6/21/2005 9/1/2006 American Education Corp. 1:2,000 $11.00 54.5% 36.7% 37.0% Low -9.1% -9.6% -10.8% Mean 51.8% 52.6% 49.8% Median 37.5% 38.0% 37.5% High 216.7% 219.7% 219.1% Page 39

Appendix C Additionally, GH&F performed a Premium Analysis that involved a review of transactions involving the sale of public companies. The analysis examines the premiums represented by the purchase price per share of the transactions as compared to the market prices of the targets at certain points in time. This analysis is based on information obtained from SEC filings, public company disclosures, press releases, databases and other sources. The comparable transactions used in this analysis were selected based on the following: All industry types except for oil and gas and banking industries; Deals completed between September 25, 2007 and September 25, 2009 with transaction values between $50 million and $250 million; Transactions in which greater than 90% of the target was acquired; and Excludes share repurchases and hostile transactions. This search yielded 79 transactions which satisfied the selection criteria. Premium Analysis Detail – M&A

Appendix C Premium Analysis Detail – M&A Date Premiums Effective Target Name Business Description Acquiror Name One Day One Week Four Week 09/09/2009 FiberNet Telecom Group Inc Pvd telecommun svcs Zayo Group LLC 15.2% 10.3% 9.1% 08/13/2009 SoftBrands Inc Dvlps,whl entrp software Steel Holdings Inc 95.7% 91.7% 206.7% 07/30/2009 Cornerstone Therapeutics Inc Mnfr pharm Chiesi Farmaceutici SpA -26.7% -3.5% 49.1% 07/27/2009 Borland Software Corp Dvlp,whl database software Micro Focus International PLC 87.5% 100.0% 167.9% 06/26/2009 SiRF Technology Holdings Inc Mnfr,whl semiconductor CSR PLC 90.0% 103.2% 25.9% 06/24/2009 Catapult Communications Corp Dvlp commun software IXIA 9.5% 23.8% 34.5% 06/01/2009 Gevity HR Inc Pvd human capital mgmt svcs TriNet Group Inc 97.0% 88.7% 75.4% 04/03/2009 Hifn Inc Mnfr semiconductors EXAR Corp 58.7% 37.0% 20.5% 03/31/2009 Pharmanet Development Grp Inc Pvd clinical research svcs JLL Partners Inc 273.1% 240.1% 300.0% 03/16/2009 American Land Lease Inc RE invest trust Green Courte Partners LLC 264.1% 273.7% 305.7% 02/25/2009 Targanta Therapeutics Corp Biopharm co Medicines Co 96.1% 227.9% 102.0% 02/02/2009 Meadow Valley Corp Pvd constr contractor svcs Insight Equity I LP 22.2% 19.7% 25.0% 01/28/2009 Transmeta Corp Mnfr semiconductor Novafora Inc 38.2% 38.4% 29.5% 01/27/2009 Centerplate Inc Pvd catering,concession svcs Kohlberg & Co LP -17.5% -43.6% -39.0% 01/07/2009 Genelabs Technologies Inc Mnfr pharm prod GlaxoSmithKline PLC 465.2% 306.3% 202.3% 01/05/2009 Memory Pharmaceuticals Corp Biopharmaceutical co Roche Holding AG 317.8% 306.7% 771.4% 01/05/2009 Turbochef Technologies Inc Mnfr,whl advanced ovens The Middleby Corp 15.5% 23.5% 54.8% 12/29/2008 SM&A Pvd sys engineering svcs Odyssey Invest Partners LLC 159.3% 131.5% 109.0% 12/23/2008 Pharmacopeia Inc Biotech co Ligand Pharmaceuticals Inc 43.8% 39.4% -22.5% 11/24/2008 Cherokee International Corp Mnfr power supplies Lineage Power Holdings Inc 33.3% 48.8% 16.8% 11/20/2008 Ashworth Inc Mnfr,whl sport apparel TaylorMade-adidas Golf 9.8% -26.4% -40.1% 11/03/2008 Pharsight Corp Dvlp Internet software Tripos LP 37.8% 33.5% 28.2% 11/03/2008 Captaris Inc Dvlp bus automation software Open Text Corp 28.3% 27.3% 35.2% 10/30/2008 Napster Inc Dvlp digital media software Best Buy Co Inc 94.9% 97.8% 82.8% 10/27/2008 Econergy Intl PLC Pvd electric svcs Suez Energy SA Participacoes 41.4% 41.7% 50.5% 10/24/2008 Nevada Chem Inc Mnfr,whl liquid sodium cyanide Investor Group 37.7% 34.4% 35.7% 10/10/2008 Catalyst Semiconductor Inc Mnfr,whl semiconductors ON Semiconductor Corp 53.7% 54.1% 42.5% 10/07/2008 Motive Inc Dvlp mgmt software Alcatel Lucent SA 52.7% 23.9% 53.8% 09/29/2008 Memry Corp Mnfr nickel-titanium prod SAES Getters SpA 73.1% 74.3% 69.6% 09/16/2008 Industrial Rubber Products Inc Mnfr,whl elastomeric materials Industrial Rubber Products Inc 57.1% 50.0% 50.0% 09/05/2008 Tumbleweed Communications Corp Dvlp messaging software Tornado Acquisition Corp 52.5% 46.0% 104.6% 08/29/2008 Credence Systems Corp Mnfr automatic test equip LTX Corp 37.8% 46.0% 64.1% 08/29/2008 Optium Corp Mnfr optical subsys Finisar Corp 2.3% -0.1% 15.8% Page 41

Appendix C Premium Analysis Detail – M&A Date Premiums Effective Target Name Business Description Acquiror Name One Day One Week Four Week 08/21/2008 SGX Pharmaceuticals Inc Biotech co Eli Lilly & Co 109.8% 106.9% 125.6% 08/21/2008 HireRight Inc Pvd employment screening svcs US Investigations Services Inc 95.2% 95.2% 121.9% 08/15/2008 MEDecision Inc Dvlp health care mgmt software Health Care Service Corp 309.4% 288.9% 369.8% 08/15/2008 CAM Commerce Solutions Inc Dvlp retailing software Great Hill Partners LLC 7.9% 12.1% 10.4% 08/06/2008 Barrier Therapeutics Inc Mnfr pharm Stiefel Laboratories Inc 135.8% 89.5% 66.7% 08/05/2008 Iomai Corp Mnfr vaccine,immune sys Intercell AG 147.2% 180.9% 170.5% 08/04/2008 Angelica Corp Pvd med linen supply svcs Clothesline Holdings Inc 33.7% 29.3% 33.8% 08/01/2008 Radyne Corp Mnfr,whl data commun equip Comtech Telecommun Corp 48.6% 47.6% 34.8% 07/07/2008 EP MedSys Inc Mnfr,dvlp med,hosp supplies St Jude Medical Inc 112.8% 93.6% 93.6% 07/02/2008 Clayton Holdings Inc Pvd consulting svcs Greenfield Partners LLC 24.5% 10.7% 40.9% 07/01/2008 Golden Cycle Gold Corp Gold,copper mining AngloGold Ashanti Ltd 28.7% 32.2% 28.7% 06/30/2008 SYS Technologies Inc Pvd info connectivity svcs Kratos Defense & Security 70.2% 65.9% 96.7% 06/30/2008 ESS Technology Inc Mnfr semiconductors Imperium Partners Group LLC 36.7% 36.7% 42.6% 06/27/2008 Kosan Biosciences Inc Pvd coml research svcs Bristol-Myers Squibb Co 229.3% 243.8% 231.3% 06/18/2008 NetManage Inc Dvlp application software Micro Focus International PLC 73.5% 74.3% 71.4% 06/17/2008 Restoration Hardware Inc Own,op home furnishings stores Catterton Partners 67.9% 57.9% 38.5% 06/11/2008 GMH Communities Trust RE invest trust American Campus Comm Inc -1.0% -3.1% 19.3% 06/10/2008 Encysive Pharmaceuticals Inc Biotechnology co Pfizer Inc 117.6% 200.5% 261.5% 06/09/2008 Iomega Corp Mnfr,whl data storage devices EMC Corp 44.7% 37.5% 35.1% 06/06/2008 Specialized Health Prod Intl Mnfr disposable med devices CR Bard Inc 8.7% 13.6% 22.0% 05/22/2008 WJ Communications Inc Mnfr RF integrated circuits TriQuint Semiconductor Inc 17.7% 17.7% 56.3% 05/16/2008 Synplicity Inc Dvlp IC design software Synopsys Inc 52.1% 54.4% 81.8% 05/02/2008 Renovis Inc Mnfr pharm Evotec AG 41.6% 38.7% 52.2% 04/30/2008 SigmaTel Inc Mnfr semiconductors Freescale Semiconductor Inc 67.6% 79.6% 53.1% 04/10/2008 Criticare Systems Inc Mnfr,whl monitoring instr Opto Circuits(India)Ltd 19.0% 26.4% 71.3% 04/01/2008 Manatron Inc Dvlp,market web-base software Thoma Cressey Bravo Inc 36.4% 37.9% 34.8% 04/01/2008 E-Z-EM Inc Mnfr med imaging prod Bracco Diagnostics Inc 27.9% 33.3% 23.6% 04/01/2008 Burke-Parsons-Bowlby Corp Mnfr pressure treated wood Stella-Jones Inc 27.4% 27.4% 27.4% 03/21/2008 Lifecore Biomedical Inc Mnfr dental implants prod EM Warburg Pincus & Co Inc 32.4% 26.9% 28.2% 03/06/2008 Document Sciences Corp Dvlp content software EMC Corp 79.1% 75.8% 71.3% 03/05/2008 VistaCare Inc Pvd hospice care svcs Odyssey HealthCare Inc 20.1% 17.7% 18.0% 02/13/2008 American Bank Note Holographic Pvd sec holograms svcs JDS Uniphase Corp 11.5% 9.5% 23.6% 02/11/2008 Carrier Access Corp Mnfr broadband access equip Turin Networks Inc 4.0% 7.0% 25.0% Page 42

Appendix C Premium Analysis Detail – M&A Date Premiums Effective Target Name Business Description Acquiror Name One Day One Week Four Week 02/04/2008 Traffix Inc Pvd Internet mktg svcs New Motion Inc 122.4% 118.3% 106.8% 01/08/2008 Printronix Inc Mnfr,whl printers Vector Capital Corp 18.3% 18.5% 18.5% 12/31/2007 Coley Pharmaceutical Group Inc Pvd research,dvlp svcs Pfizer Inc 166.7% 145.4% 169.4% 12/28/2007 Natrol Inc Mnfr dietary supplements Plethico Pharmaceuticals Ltd 93.8% 69.2% 39.7% 12/13/2007 Cost-U-Less Inc Own,op stores North West Co Fund 11.9% 7.4% 15.4% 11/21/2007 National Home Health Care Corp Pvd home health care svcs Investor Group 7.9% 9.2% 21.4% 11/16/2007 Factory Card Outlet & Party Own,operate card stores AAH Holdings Corp 105.0% 147.8% 143.4% 11/07/2007 HemoSense Inc Mnfr,dvlp,whl monitoring sys Inverness Med Innovations Inc 33.9% 33.8% 33.6% 11/01/2007 National Health Realty Inc Real estate investment trust National HealthCare Corp 6.0% 7.5% 7.8% 10/29/2007 Smithway Motor Xpress Corp Pvd trucking svcs Western Express Inc 23.5% 20.0% 8.3% 10/22/2007 Champps Entertainment Inc Own, op dining restaurants F&H Acquisition Corp -17.7% -14.5% -16.4% 10/01/2007 Web.com Inc Pvd hosting,consulting svcs Website Pros Inc 25.4% 30.0% 40.4% 09/25/2007 American Technical Ceramics Mnfr ceramic capacitors AVX Corp 47.2% 54.3% 62.0% Low -26.7% -43.6% -40.1% Mean 69.6% 68.1% 78.1% Median 41.6% 38.7% 42.5% High 465.2% 306.7% 771.4% Total - Four Week % of Total Total Deals 79 100% Deals with a Negative Premium 4 5% Deals with Premium under 20% 14 18% Deals with Premium under 30% 27 34% Page 43

Appendix D Discounted Cash Flow Analysis Detail

Page 45 Appendix D The Discounted Cash Flow (“DCF”) Analysis is used to calculate a range of theoretical values for the Company based on: (i) the net present value of the estimated future cash flows generated by the Company; and (ii) a terminal value, which is an estimate of the future value of the Company. The projected financial information was provided by the Company’s management and represents seven months of actual results and five months of forecast results for fiscal year 2009 and the 3/23 forecast for fiscal years 2010-2015. For purposes of this analysis, we used a range of discount rates from 17.0% to 21.0% and a range of EBITDA multiples for the terminal value of 6.5x to 8.5x. Multiples were determined by considering growth rates of comparable companies and information on trading multiples of comparable companies and transaction multiples of comparable transactions. Additionally, we also considered the nature of the Company’s business, the size of the Company relative to the comparable companies, its position in the industry, the inherent risk of the improved performance in an increasingly competitive industry and our recent experience in the M&A marketplace. Discount rates were based on the weighted average cost of capital (“WACC”) for comparable companies, business specific risk, including, without limitation, the Company’s track record in not meeting internal financial forecasts, the issues associated with growing the business as projected in the financial information provided by the Company management, size of the Company relative to its peers and other relevant factors. Discounted Cash Flow Analysis Detail

Page 46 Appendix D Discounted Cash Flow Analysis ($ in millions except per share data) 2009P Ending 1/30/10 (1) 2010P Ending 1/29/11 2011P Ending 1/28/12 2012P Ending 2/2/13 2013P Ending 2/1/14 2014P Ending 1/31/15 2015P Ending 1/30/16 -2 -2 -2 Present Total Sales $527 $1,141 $1,189 $1,237 $1,287 $1,337 $1,388 Value of Operating Cash Flow (Adjusted EBITDA) 56 72 80 83 91 94 98 Cash Flows Operating Income (EBIT) 43 43 53 58 68 74 82 Less: Federal Taxes @ 34.0% (15) (15) (18) (20) (23) (25) (28) Less State Taxes (2) (1) (1) (1) (1) (1) (1) (2) After-Tax Operating Income 28 28 34 37 44 48 52 Depreciation & Amortization 13 29 27 25 23 19 16 Capital Expenditures (6) (16) (16) (17) (17) (16) (16) Change in Working Capital 53 (0) (8) (8) (8) (7) (7) After-Tax Operating Cash Flows 88 41 37 37 42 44 45 Adjusted EBITDA Multiple: 7.5x 0 0 0 0 0 0 732 Total Cash Flows $88 $41 $37 $37 $42 $44 $777 Present NOL Subject to 382 (unwinding amounts) $3 $1 Value of NOL Not Subject to 382 (3) 96 81 NOL Beginning Balance NOL $99 $82 $39 $0 $0 $0 $0 EBIT (Full Year) 18 43 53 58 68 74 82 NOL Usage 18 43 39 - - - - Taxes Saved @ 34.0% 6 15 13 - - - - Ending Balance NOL 81 39 - - - - - Benefit to Free Cash Flow 6 15 13 - - - - Total Total Cash Flows Plus Benefit of NOL $94 $56 $50 $37 $42 $44 $777 Present Value of Cash Flows Enterprise Value Sensitivity Analysis NPV Cash Flows $210 NPV Terminal Value 240 $476 17.0% 19.0% 21.0% NPV of NOL Carry Forward 26 Adjusted 6.5x $477 $444 $414 Total Enterprise Value $476 EBITDA 7.5x $512 $476 $443 Multiple 8.5x $548 $508 $472 Plus: Cash (4) 2 Less: Debt (4) 349 Equity Value Sensitivity Analysis Total Equity Value $128 Discount Rate $128 17.0% 19.0% 21.0% EBITDA 6.5x $129 $96 $67 Assumptions Multiple 7.5x $165 $128 $95 Discount Rate 19.0% 8.5x $200 $160 $124 Adjusted EBITDA Multiple 7.5x Federal Tax Rate 34.0% Equity Value Sensitivity Analysis (Shares) State Tax Rate (2) 2.0% Discount Rate NPV Disc Cash Flow 17.0% 19.0% 21.0% EBITDA 6.5x $5.32 $3.97 $2.75 Multiple 7.5x $6.77 $5.28 $3.94 8.5x $8.20 $6.58 $5.12 Discount Rate (1) Represents 5 months of projections. (2) 2009 and 2010 state taxes from company projection, 2.0% used thereafter. (3) Represents tax loss carryforward of $95.7 million as of 1/31/2009. (4) As of August 29 2009, per company management.

Appendix E Lake Financial Information

Lake Financial Information Income Statement ($ in millions) 2005 Ended 1/28/06 2006 Ended 2/3/07 2007 Ended 2/2/08 2008 Ended 1/31/09 2009P Ending 1/30/10 2010P Ending 1/29/11 2011P Ending 1/28/12 2012P Ending 2/2/13 2013P Ending 2/1/14 2014P Ending 1/31/15 2015P Ending 1/30/16 LTM 8/29/09 5 Months Ending 1/30/10 Sales $804.5 $911.4 $969.4 $1,064.6 $1,079.5 $1,140.8 $1,188.6 $1,237.4 $1,286.7 $1,336.9 $1,387.7 $1,078.1 $527.2 Growth 13.3% 6.4% 9.8% 1.4% 5.7% 4.2% 4.1% 4.0% 3.9% 3.8% Cost of Sales $612.0 $686.7 $728.6 $794.1 $691.3 $822.6 $849.3 $881.6 $910.9 $943.3 $974.6 $862.3 $268.1 Gross Profit $192.4 $224.7 $240.8 $270.5 $388.3 $318.2 $339.3 $355.8 $375.7 $393.6 $413.0 $215.8 $259.1 Margin 23.9% 24.7% 24.8% 25.4% 36.0% 27.9% 28.5% 28.8% 29.2% 29.4% 29.8% 20.0% 49.1% Operating Expenses $194.6 $209.7 $252.1 $260.8 $370.3 $275.0 $285.8 $297.4 $307.7 $319.1 $331.2 $208.2 $216.2 EBIT ($2.2) $15.0 ($11.3) $9.7 $17.9 $43.2 $53.5 $58.3 $68.0 $74.5 $81.9 $7.6 $42.9 Margin NEG 1.6% NEG 0.9% 1.7% 3.8% 4.5% 4.7% 5.3% 5.6% 5.9% 0.7% 8.1% Depreciation and Amortization $18.2 $22.0 $26.9 $37.4 $30.2 $28.8 $26.6 $24.8 $23.2 $19.2 $15.8 $37.1 $12.6 EBITDA $16.0 $37.0 $15.5 $47.1 $48.1 $71.9 $80.1 $83.1 $91.2 $93.7 $97.6 $44.7 $55.5 Margin 2.0% 4.1% 1.6% 4.4% 4.5% 6.3% 6.7% 6.7% 7.1% 7.0% 7.0% 4.1% 10.5% Pro Forma Adjustments Nonrecurring Expenses (1) $0.0 $0.0 $6.5 $0.4 $1.2 $0.5 $0.0 $0.0 $0.0 $0.0 $0.0 ($0.0) $0.4 Pro Forma Adjusted EBITDA $16.0 $37.0 $22.0 $47.5 $49.3 $72.4 $80.1 $83.1 $91.2 $93.7 $97.6 $44.7 $56.0 Margin 2.0% 4.1% 2.3% 4.5% 4.6% 6.3% 6.7% 6.7% 7.1% 7.0% 7.0% 4.1% 10.6% Source: Company financial statements and management forecast. (1) Represents expenses related to store closings, severance costs, write off of internal web development (2007 only) and reversal of exit costs for reopened outlet stores (2008 only). Page 48